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                                 Exhibit 10.1
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                                                                    EXHIBIT 10.1


                                                                       EXECUTION


                       PAXSON BROADCASTING/COMMUNICATIONS

                      SECOND AMENDMENT TO CREDIT AGREEMENT



         This SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of March 31, 1995 and entered into by and among each of PAXSON BROADCASTING OF JACKSONVILLE, LIMITED PARTNERSHIP, a Florida limited partnership ("JACKSONVILLE LP"), PAXSON BROADCASTING OF MIAMI, LIMITED PARTNERSHIP, a Florida limited partnership ("MIAMI LP"), PAXSON BROADCASTING
OF ORLANDO, LIMITED PARTNERSHIP, a Florida limited partnership ("ORLANDO
LP"), PAXSON BROADCASTING OF TAMPA, LIMITED PARTNERSHIP, a Florida limited partnership ("TAMPA LP"), PAXSON COMMUNICATIONS OF ATLANTA-14, INC., a
Florida corporation ("ATLANTA-14"), PAXSON COMMUNICATIONS OF MIAMI-35, INC.,
a Florida corporation ("MIAMI-35"), PAXSON COMMUNICATIONS OF WEST PALM BEACH-25, INC., a Florida corporation ("WEST PALM BEACH-25"), PAXSON COMMUNICATIONS OF TAMPA-66, INC., a Florida corporation ("TAMPA-66" and together with each of the foregoing Persons, the "EXISTING BORROWERS"),
PAXSON COMMUNICATIONS OF FT. PIERCE-34, INC., a Florida corporation ("FT. PIERCE- 34"), PAXSON COMMUNICATIONS OF COOKEVILLE, INC., a Florida corporation ("COOKEVILLE"), PAXSON COOKEVILLE LICENSE, INC., a Florida corporation ("COOKEVILLE LICENSE SUB"), PAXSON NETWORKS, INC., a Florida corporation ("FLORIDA RADIO NETWORK"), and PAXSON COMMUNICATIONS NETWORKS, INC., a
Florida corporation ("NETWORK HOLDINGS"), each of the OTHER CREDIT PARTIES LISTED ON THE SIGNATURE PAGES HEREOF, the FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (collectively, the "LENDERS") and BANQUE PARIBAS, as agent (in such capacity "AGENT"), and is made with respect to that certain Amended and Restated Credit Agreement dated as of July 1, 1994 as amended by that certain First Amendment dated as of July 13, 1994 (as amended "CREDIT AGREEMENT") among Existing Borrowers, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement; references to Sections, subsections, Schedules and Exhibits contained herein shall be to the applicable Credit Agreement Sections, subsections, schedules and Exhibits, unless noted otherwise.
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                                    RECITALS

         WHEREAS, Holdings, the Existing Borrowers, Ft. Pierce-34, Cookeville, Cookeville License Sub, Florida Radio Network, Network Holdings and the other Credit Parties desire to amend the Credit Agreement and the other Loan Documents to:

                 (i)      permit Ft. Pierce-34 to:

                          (a) use the proceeds of Loans in an aggregate amount not to exceed $17,175,000 to make a secured loan (the "WTVX-TV LOAN") pursuant to that certain loan agreement (in the form satisfactory to Requisite Lenders pursuant to the Credit Agreement as amended hereby, the "WTVX-TV LOAN AGREEMENT") to Whitehead Media, Inc., a Florida corporation ("WTVX-TV CO."), which is wholly owned by Eddie Whitehead, an individual ("WHITEHEAD") to purchase (the "WTVX-TV ACQUISITION") television station WTVX-TV, licensed to Ft. Pierce, Florida, Channel 34, from Krypton Broadcasting of Ft. Pierce, Inc., a debtor-in-possession, pursuant to that certain purchase agreement (in the form satisfactory to Requisite Lenders pursuant to the Credit Agreement as amended hereby, the "WTVX-TV PURCHASE AGREEMENT") provided that (i) all obligations in respect of the WTVX-TV Loan (and, by assignment to Agent on behalf of Lenders, all Obligations) are secured by all of the assets of WTVX-TV Co. and 100% of the issued and outstanding capital stock of WTVX-TV Co. (collectively, the "WHITEHEAD COLLATERAL"), pursuant to the WTVX-TV Collateral Documents (as defined below) and (ii) all rights, interests and remedies of any Credit Party in respect of the WTVX-TV Documents (as defined below) are assigned by Ft. Pierce-34 to Agent on behalf of Lenders as security for the Obligations;

                          (b) enter into that certain time brokerage agreement with WTVX-TV Co. (in the form satisfactory to Requisite Lenders pursuant to the Credit Agreement as amended hereby, the "WTVX-TV LMA" and together with the WTVX-TV Loan Agreement, WTVX-TV Collateral Documents, WTVX-TV Purchase Agreement and all amendments, agreements, documents and instruments delivered in connection with any of the foregoing, the "WTVX-TV DOCUMENTS") pursuant to which Ft. Pierce-34 shall have the right for a seven-year term to provide substantially all programming and sell all advertising time and retain all economic benefits of such sales on WTVX-TV in exchange for a monthly fee to be determined; and

                          (c) make Combined Capital Expenditures in an aggregate amount not to exceed $2,700,000 for equipment and improvements to be owned by Ft. Pierce-34 and related to operations for the WTVX-TV LMA;

                 (ii) reflect the prior acquisition by (i) Tampa LP of radio station WNZE-AM, licensed to Largo, Florida, and (ii) Orlando LP of radio station WWZN-AM (formerly




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         WGTO-AM), licensed to Pine Hills, Florida (collectively, the "FLORIDA
         RADIO ACQUISITIONS");

                 (iii) add Cookeville (which has been formed to own and operate radio stations WGSQ-FM and WPTN-AM, each licensed to Cookeville, Tennessee) and each of Ft. Pierce-34, Florida Radio Network, and Network Holdings (collectively, the "NEW BORROWERS") as an "Additional Borrower" for all purposes under the Credit Agreement and the other Loan Documents pursuant to this Amendment and that certain (a) Counterpart and Acknowledgment to Credit Agreement substantially in the form annexed hereto as Amendment Exhibit A, (b) Counterpart and Acknowledgment to Borrower Security Agreement substantially in the form annexed hereto as Amendment Exhibit B (c) Counterpart and Acknowledgment to Note substantially in the form annexed hereto as Amendment Exhibit C (collectively the "THE NEW BORROWER COUNTERPARTS") and the other Security Documents;

                 (iv) add Cookeville License Sub (which has been formed to hold the FCC Licenses related to the radio stations operated by Cookeville) (the "NEW GUARANTOR") as a "Guarantor" and "License Subsidiary" for all purposes under the Credit Agreement and the other Loan Documents pursuant to this Amendment and that certain (a) Counterpart and Acknowledgment to License Subsidiary Guaranty substantially in the form annexed hereto as Amendment Exhibit D and
         (b) Counterpart and Acknowledgment to License Subsidiary Security Agreement substantially in the form annexed hereto as Amendment Exhibit E (collectively, the "NEW GUARANTOR COUNTERPARTS");

                 (v) allow Cookeville until May 31, 1995 to complete the transfer of all FCC Licenses for its Stations to Cookeville License Sub pursuant to an appropriate order of the FCC (the "COOKEVILLE LICENSE TRANSFER") which shall become a Final Order on or before June 30, 1995; provided that on or before the Second Amendment Effective Date, Cookeville shall have made a proper and complete application with the FCC seeking such consent to the Cookeville License Transfer, in form and substance satisfactory to Agent (the "COOKEVILLE APPLICATION");

                 (vi) release each of Atlanta-14, Miami-35 and Tampa-66 (collectively the "RELEASED BORROWERS"), as a "Borrower," and "Credit Party" and release Atlanta-14 License Sub (the "RELEASED GUARANTOR") as a "Guarantor", "Credit Party" and "License
         Subsidiary", in each case, for all purposes under the Credit
         Agreement and the other Loan Documents, including, without limitation, the release of all Collateral pledged and assigned by such Persons to Agent on behalf of Lenders in support of the Obligations;

                 (vii) permit all of the issued and outstanding capital stock of Cookeville, Florida Radio Networks and Network Holdings, each of which is currently owned (directly or indirectly) by Holdings, to be contributed to Paxson Communications of Florida, Inc. ("BORROWERS GENERAL PARTNER") pursuant to, in the case of Cookeville, an appropriate Final Order of the FCC (the "NEW BORROWER STOCK TRANSFER");





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                 (viii)   revise the covenants regarding (a) combined Capital
         Expenditures, (b) Combined Total Debt to Combined Operating Cash Flow,
         (c) Combined Operating Cash Flow to Combined Cash Interest Expense,
         (d) Combined Operating Cash Flow to Combined Debt Service and (e) Combined Operating Cash Flow;

                 (ix) add a $3,187,500 September 30, 1995 Scheduled Tranche A & B Term Loans Principal Payment and reduce the $6,375,000 December 31, 1995 Scheduled Tranche A & B Term Loans Principal Payment to $3,187,500;

                 (x) revise the Event of Default regarding change of control;

                 (xi) deem the Tranche B Revolving/Term Loans in the aggregate principal amount of $5,000,000 which were used to consummate the Tampa (WEZY-FM) Asset Purchase, as of and from the Funding Date therefor, to be Tranche C Revolving/Term Loans for all purposes under the Credit Agreement and the other Loan Documents, including, without limitation, for purposes of calculating fees under subsection 2.3A(ii);

                 (xii) not require the Credit Parties to comply with the real property security requirements of subsection 3.2C of the Credit Agreement (a) until July 31, 1995 with respect to the leasehold properties for Cookeville and (b) until the date (the "TOWER COMPLETION DATE") that construction of the new transmitting tower for WEZY-FM has been completed with respect to the tower site for WEZY-FM (the "TOWER SITE");

                 (xiii) reflect the fact that Miami-35 License Sub and Tampa-66 License Sub were never formed; and

                 (xiv) make such other amendments and revisions to the terms and provisions of the Credit Agreement relating to the foregoing generally, as set forth below.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                   SECTION 1.
                            CONSENTS AND AGREEMENTS

         On and after the effectiveness of this Amendment on the Second Amendment Effective Date in accordance with the terms hereof, the Lenders hereby acknowledge, consent and agree, and the other parties hereto hereby acknowledge, consent and agree, to each of the following, all in accordance with, and as described in, this Amendment and the Credit Agreement as amended hereby:

                 (i) On and after the WTVX-TV Closing Date (as defined below), Ft. Pierce-34 may:





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                          (a)     use the proceeds of Loans made in accordance
                 with the terms of the Credit Agreement as amended hereby in an aggregate amount not to exceed $17,175,000 to make the WTVX-TV Loan in accordance with the WTVX-TV Documents; provided that the proceeds of such Loan are used by WTVX-TV Co. to consummate the WTVX-TV Acquisition in accordance with the WTVX-TV Documents;

                          (b)     enter into and perform the WTVX-TV LMA; and

                          (c) make Combined Capital Expenditures in an aggregate amount not to exceed $2,700,000 in respect of WTVX-TV in accordance with subsection 6.8 (as amended hereby); provided that such Combined Capital Expenditures are used only for equipment and improvements owned by Ft. Pierce-34 and related to the operations of WTVX-TV;

                 (ii)     The Florida Radio Acquisitions;

                 (iii) Each of the New Borrowers shall be a "Borrower" and a "Credit Party" for all purposes under the Credit Agreement and the other Loan Documents including, without limitation, for purposes of assuming all Obligations of the Released Borrowers on a joint and several basis with the other Borrowers (as amended hereby);

                 (iv) The New Guarantor shall be a "Guarantor" and a "Credit Party" for all purposes under the Credit Agreement and the other Loan Documents including, without limitation, for purposes of assuming all Obligations of the Released Guarantor on a joint and several basis with the other License Subsidiaries (as amended hereby);

                 (v) Each of the Released Borrowers and the Released Guarantor are hereby released as, and shall no longer be deemed to be, a "Borrower", "Guarantor", "Credit Party" and "License
         Subsidiary", in each case as their interests may appear, for all purposes under the Credit Agreement and the other Loan Documents and all Obligations of such Persons arising under the Loan Documents to which they are a party are hereby terminated, each in accordance with their respective terms, and Lenders hereby (i) authorize and direct Agent to execute and deliver any agreements, documents or other instruments necessary or advisable to evidence or facilitate such release and termination, including without limitation, the release and termination of any Security Documents to the extent they supply to such Released Borrowers or Released Guarantor and (ii) consent to the transfer and disposition of the issued and outstanding capital stock of each Released Borrower and the Released Guarantor, pursuant to a dividend of such stock by Borrowers General Partner to Holdings or by such other reasonable means as Borrowers General Partner may elect, in any case such that such capital stock shall no longer be subject to the Liens created under the Security Documents;





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                 (vi)     Anything in the Credit Agreement and the other Loan
         Documents to the contrary notwithstanding, on and after the Second Amendment Effective Date, all financial calculations and financial reporting which the Credit Agreement and the other Loan Documents require to be made and/or provided on the basis of the Combined Borrowers on a Combined or Combining basis in accordance with GAAP, including, without limitation, the calculation of the financial covenants in subsection 6.6 and the financial information required under subsection 5.1, shall be made and/or provided on the basis of the Combined Borrowers (as such definition is amended hereby) on a Combined and Combining basis in accordance with GAAP; provided further that for purposes of making any of the foregoing calculations which have Combined Operating Cash Flow as a component thereof, the portion of Combined Operating Cash Flow attributable to (i) WWZN-AM for all periods prior to January 1, 1995 and (ii) WNZE-AM for all periods prior to August 1, 1994, in each case, shall not be less than zero;

                 (vii) consummation of the New Borrower Stock Transfer; provided that concurrently therewith, the first priority lien in favor of Agent on behalf of Lenders under the Holdings Pledge Agreement shall be continued by Borrowers General Partner pursuant to the Partners Pledge and Security Agreement and Borrowers General Partner shall execute and deliver a supplement to the Partners Pledge and Security Agreement confirming the same, in form and substance satisfactory to Agent;

                 (viii) Cookeville shall not be required prior to the Second Amendment Effective Date to (i) consummate the Cookeville License Transfer, but shall do so as soon as practical and in any event by May 31, 1995 (it being understood that the order of the FCC approving such transfer will not be a Final Order at the time of such transfer but shall become a Final Order on or before June 30, 1995), it being agreed that any failure to so consummate the Cookeville License Transfer by such date shall constitute an Event of Default, or (ii) satisfy the requirements of subsection 3.2C of the Credit Agreement or
         Section 5B of this Amendment with respect to its leasehold properties but shall do so as soon as practical after the Second Amendment Effective Date and in any event by May 31, 1995, it being agreed that any failure to so satisfy such requirements by such date shall constitute an Event of Default;

                 (ix) Tampa LP shall not be required to satisfy the requirements of subsection 3.2C of the Credit Agreement or Section 5B of this Amendment with respect to the Tower Site until the Tower Completion Date, it being agreed that any failure to satisfy such requirements by such date shall constitute an Event of Default; and

                 (x) The Tranche B Revolving/Term Loans in the aggregate principal amount of $5,000,000 which were used to consummate the Tampa
         (WEZY) Asset Purchase as of and from the Funding Date therefor are deemed to be Tranche C Revolving/Term Loans for all purposes under the Credit Agreement and the other Loan Documents including, without limitation, for purposes of calculating fees under subsection 2.3A(iii) of the Credit Agreement.





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                                   SECTION 2.
                       AMENDMENTS TO THE CREDIT AGREEMENT

2.1      AMENDMENTS TO SECTION 1:  PROVISIONS RELATING TO DEFINED TERMS.

         A. NEW DEFINED TERMS. Subsection 1.1 is hereby amended by adding the following new defined terms thereto in alphabetical order:

                 "`COOKEVILLE' has the meaning assigned that term in the Second Amendment.

                 `FT. PIERCE-34' has the meaning assigned that term in the Second Amendment.

                 `GUARANTOR' means each of Holdings, the Partners, the License Subsidiaries, and any other Credit Party which delivers a guaranty of the Obligations pursuant to subsection 5.14 and `GUARANTORS' means such Persons collectively.

                 `PERMITTED PURCHASE' means any of (i) a Permitted Acquisition or (ii) any other acquisition of a radio or television broadcast station permitted hereunder or otherwise consented to by Requisite Lenders from time to time in accordance with the terms hereof.

                 `PERMITTED TRANSFEREES' shall mean, with respect to Paxson,
         (A) his spouse, members of his immediate family and/or any of his lineal descendants and/or (B) any trust or similar entity all of the beneficiaries of which are (x) any of the Persons identified in the preceding clause (A) or (y) any entity described in this clause (B) all of the beneficiaries of which are the Persons identified in the preceding clause (A).

                 `SECOND AMENDMENT' means the Second Amendment to this Agreement dated as of March 31, 1995.

                 `SECOND AMENDMENT EFFECTIVE DATE' has the meaning assigned to that term in the Second Amendment.

                 `SUBSEQUENT PURCHASE AGREEMENT' means each of (i) the WTVX-TV Purchase Agreement, (ii) each purchase agreement or acquisition document pursuant to which any Permitted Purchase is consummated and
         (iii) all material agreements, documents and instruments related to any of the foregoing.

                 `SUCCESSION EVENT' shall be deemed to occur automatically and without action or notice of any kind on any date (a `SIX-MONTH DATE') which is six months after the date (such date being a `VACANCY DATE') upon which (i) Paxson dies or becomes incapacitated or (ii) Paxson or any Management-Approved Successor or Independently-Approved Successor (as such terms are defined below and including successive successors) ceases for any reason to be the chief executive officer ultimately responsible for the management





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         of Holdings (`CHIEF EXECUTIVE OFFICER') if, in each case, on such
         Six-Month Date the board of directors of Holdings (the `BOARD OF DIRECTORS') has not appointed a permanent successor Chief Executive Officer which is a Management-Approved Successor or an Independently-Approved Successor. A `MANAGEMENT-APPROVED SUCCESSOR' means any individual who is appointed by the Board of Directors to be the permanent Chief Executive Officer on a date which is not more than 120 days after the Vacancy Date in question and who has been approved in writing by Marla Paxson and at least three individuals who are then Senior Executives (as defined below). The `SENIOR EXECUTIVES' are James B. Bocock, Dean Goodman, John Jay Hoker and Arthur D. Tek; provided that any one of them shall cease to be a `Senior Executive' if and when he is no longer employed by Holdings (and, if fewer than three of them are employed by Holdings, no individual can become a Management-Approved Successor). An `INDEPENDENTLY-APPROVED SUCCESSOR' means any individual who is selected by the Board of Directors from a list of the three candidates identified by an Independent Search Firm (as defined below), which three candidates may, but need not, include individuals who are then management employees of Holdings. An `INDEPENDENT SEARCH FIRM' means an independent nationally-recognized executive search firm which is experienced in identifying employment candidates in the field(s) of industry in which Holdings is then engaged and which has been approved by a majority (and, in any event, not less than two) of the members of the Board of Directors who are Non-Paxson Directors. `NONPAXSON DIRECTORS' means each of the members of the Board of Directors who is not an officer of Holdings or any of its Affiliates.

                 `WHITEHEAD' has the meaning assigned to that term in the Second Amendment.

                 `WTVX-TV ACQUISITION' has the meaning assigned to that term in the Second Amendment.

                 `WTVX-TV CLOSING DATE' means the date on which the conditions to the WTVX-TV Loan and WTVX-TV Acquisition set forth in subsection
         3.3 hereof are satisfied.

                 `WTVX-TV CO.' has the meaning assigned to that term in the Second Amendment.

                 `WTVX-TV COLLATERAL' has the meaning assigned to that term in the Second Amendment.

                 `WTVX-TV COLLATERAL DOCUMENTS' means all security agreements, pledge agreements, deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases and all other instruments or documents (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect the Liens on the WTVX-TV Collateral created by the foregoing) delivered pursuant to the WTVX-TV Loan Agreement in order to grant to Ft. Pierce-34 (and to Agent on behalf of Lenders as the assignee of Ft. Pierce-34) Liens





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         in all of the WTVX-TV Collateral all as delivered in connection with the WTVX-TV Loan Agreement and the Second Amendment and satisfactory in form and substance to Agent.

                 `WTVX-TV DOCUMENTS' has the meaning assigned to that term in the Second Amendment.

                 `WTVX-TV LMA' has the meaning assigned to that term in the Second Amendment.

                 `WTVX-TV LOAN AGREEMENT' has the meaning assigned to that term in the Second Amendment."

         B. AMENDED AND RESTATED DEFINITIONS. Each of the following definitions contained in subsection 1.1 are hereby amended and restated as follows (and to the extent any of the same are defined by short-terms in the recitals or introduction to the Credit Agreement or in any of the subsections of the Credit Agreement, such short-terms are hereby superseded by the following):

                 " `BORROWERS' means, collectively, Jacksonville LP, Miami LP, Orlando LP, Tampa LP, West Palm Beach-25, Ft. Pierce-34, Cookeville, Florida Radio Network, Network Holdings and each Additional Borrower.

                 `CAPEX CARRYFORWARD AMOUNT' has the meaning set forth in subsection 6.8.

                 `CORPORATE BORROWER' means any Borrower which is incorporated.

                 `CREDIT PARTY' means any of the Borrowers, Borrowers General Partner, Borrowers Limited Partner, any License Subsidiary, any Guarantor (other than Holdings) and any Additional Credit Party; and "CREDIT PARTIES" means all such Persons collectively.

                 `FCC CONSENT' means any of the written actions by the FCC approving the transfer (in connection with any acquisition by a Borrower or its License Subsidiary of an Owned Radio Station or Owned Television Station), as the case may be, of the FCC Licenses relating to the Broadcast Stations, including, without limitation, the License Subsidiary FCC Consents, the Reorganization FCC Consent and each of the FCC Consents received in connection with the consummation of a Proposed Acquisition or Permitted Purchase, and `FCC CONSENTS' means all such consents collectively.

                 `FINAL ORDER' means, as of any date of determination with respect to any written action or consent by the FCC, such written action or consent (i) which shall not have been reversed, stayed, enjoined, annulled or suspended and (ii) for which the time for filing a request for administrative or judicial relief or for instituting administrative review thereof sua sponte, shall have expired without any such filing having been made or notice of such





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         review having been issued, or, in the event of such filing or review sua sponte shall have been disposed of favorably to confirmation of such written action or the grant of such consent and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

                 `GUARANTY' means any of the Holdings Guaranty, Partners Guaranty, License Subsidiary Guaranty and any other guaranty of the Obligations executed by any Guarantor pursuant to subsection 5.14 hereof, and `GUARANTIES' means all such guaranties collectively.

                 `LICENSE COMPANY' means any of West Palm Beach-25 License Sub, Cookeville License Sub and any Additional License Subsidiary which, pursuant to a Permitted Purchase or otherwise, becomes a holder of any FCC License relating to a Broadcast Station operated by a Corporate Borrower; and `LICENSE COMPANIES' means all such Persons collectively.

                 `LICENSE PARTNER' means any of Jacksonville License Partners, Miami License Partners, Orlando License Partners, Tampa License Partners and any Additional License Subsidiary which is a partnership and which, pursuant to a Permitted Purchase or otherwise, becomes a holder of any FCC License relating to a Broadcast Station operated by a Partnership Borrower; and `LICENSE PARTNERS' means all such Persons collectively.

                 `LMA AGREEMENTS' means (i) each of the agreements identified on Schedule 4.1E annexed hereto pursuant to which certain of the Borrowers identified in Schedule 4.1E operate an LMA Radio Station or LMA Television Station, together with any amendments, supplements or modifications thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, and (ii) any other local marketing agreements, local management agreements, local sales agreements, time brokerage agreements or similar arrangements entered into by any Borrower or any of their respective Subsidiaries to the extent permitted hereby.

                 `LMA RADIO STATION' means each of the radio stations (including, without limitation, those identified on Schedule 4.1E hereto) operated by a Borrower pursuant to an LMA Agreement.

                 `LMA TELEVISION STATION' means each of the television stations (including, without limitation, those identified on Schedule 4.1E hereto) operated by a Borrower pursuant to an LMA Agreement.

                 `LOAN DOCUMENTS' means this Agreement, the Notes, the Commitment Letter, the Security Documents, the Guaranties and any Interest Rate Agreements entered into by any Borrower or any of their respective Subsidiaries with any Lender.





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                 `OWNED RADIO STATION' means each of the radio stations
         (including, without limitation, those identified on Schedule 4.1F hereto) owned by a Borrower and such other radio stations acquired pursuant to a Permitted Purchase.

                 `OWNED TELEVISION STATION' means each of the television stations (including, without limitation, those identified on Schedule 4.1E hereto) owned by a Borrower and such other television stations acquired pursuant to a Permitted Purchase.

                 `PARTNERSHIP BORROWER' means any Borrower which is organized as a limited partnership.

                 `PERMITTED ACQUISITION' has the meaning assigned to that term in subsection 6.7(v).

                 `RELATED DOCUMENTS' means (i) the Partnership Agreements, (ii) the Real Estate Leases, (iii) the New Equity Documents, (iv) the Reorganization Documents, (v) the Tax Sharing Agreement, (vi) the West Palm Beach-25 Asset Purchase Agreements, (vii) the Subsequent Purchase Agreements, (viii) the Tampa (WEZY) Asset Purchase Agreements, (ix) the Management Agreement, (x) the LMA Agreements and (xi) the WTVX-TV Documents.

                 `SECURITY DOCUMENTS' means the Security Agreements, the WTVX-TV Collateral Documents, the Mortgages, Memoranda of Lease, the Lenders' Policies, Landlord Consent Letters, and all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases and all other instruments or documents (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect the Liens created by the Security Documents) delivered by a Credit Party pursuant to this Agreement and the other Loan Documents in order to grant to Agent on behalf of Lenders Liens in real, personal or mixed property of that Credit Party."

         C. REVISED DEFINITIONS. The definition Scheduled Tranche A & B Term Loans Principal Payment contained in subsection 1.1 is hereby amended by deleting the row titled "December 31, 1995" contained in the table set forth thereon and substituting the following therefor:

                                                                                          Scheduled
                                                                 Tranche B              Tranche A & B
                                          Tranche A              Converted                Term Loans
                    Date                  Term Loans               Loans               Principal Payment
         September 30, 1995               $2,625,000            $  562,500                 $3,187,500

         December 31, 1995                $2,625,000            $  562,500                 $3,187,500


         D. DELETED DEFINITIONS. The following defined terms are hereby deleted from subsection 1.1, and all corresponding references to such defined terms in the Credit Agreement and the other Loan Documents are hereby deleted and shall be of no further force and effect:

                 (i)      Atlanta-14;

                 (ii)     Atlanta-14 Asset Purchase;

                 (iii)    Atlanta-14 Asset Purchase Agreements;

                 (iv)     Atlanta-14 Closing Date;

                 (v)      Atlanta-14 FCC Consent;

                 (vi)     Atlanta-14 License Sub;

                 (vii)    Miami-35;

                 (viii)   Miami-35 Asset Purchase Agreements;

                 (ix)     Miami-35 Closing Date;

                 (x)      Miami-35 FCC Consent;

                 (xi)     Miami-35 License Sub;

                 (xii)    Miami-35 Option;

                 (xiii)   Miami-35 Option Agreement;

                 (xiv)    Tampa-66;

                 (xv)     Tampa-66 Asset Purchase Agreements;

                 (xvi)    Tampa-66 Closing Date;

                 (xvii)   Tampa-66 FCC Consent;

                 (xviii)  Tampa-66 License Sub;

                 (xix)    Tampa-66 Option; and

                 (xx)     Tampa-66 Option Agreement.

2.2      AMENDMENTS ON SECTION 2: AMOUNTS AND TERMS OF LOANS.

         A new subsection 2.4B(iii)(g) is hereby added as follows:

                 "(g) Immediately upon the receipt by any Credit Party of any amounts payable under or in respect of the WTVX-TV Loan Agreement, Borrowers shall prepay the Loans and reduce the Commitments in an amount equal to such payment. Any such mandatory payments shall be applied as set forth in subsection 2.4B (iv)."

2.3      AMENDMENTS TO SECTION 3: CONDITIONS TO LOANS.

         A. ATLANTA-14 CONDITIONS. Subsection 3.3 is hereby deleted in its entirety and the following substituted therefor:

                 "3.3    CONDITIONS TO WTVX-TV TRANSACTIONS.

                          The obligations of Lenders to make Loans in respect of the WTVX-TV Loan and the WTVX-TV Acquisition in addition to the conditions precedent specified in subsections 3.2A and B, shall be subject to prior or concurrent satisfaction of the following conditions:

                 A. WTVX-TV DOCUMENTS. On or before the WTVX-TV Closing Date, (i) Lenders shall have received executed or conformed copies of each of the WTVX-TV Documents, the terms and conditions of which shall be in all respects satisfactory to Requisite Lenders, such satisfaction to be evidenced by the execution and delivery by Requisite Lenders of the Consent to Documents in the form annexed to the Second Amendment as Amendment Exhibit G, (ii) such WTVX-TV Documents shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived after the execution thereof, (iii) no Credit Party, Affiliated Party, Whitehead or WTVX-TV Co., as the case may be, shall have failed in any material respect to perform any material obligation or covenant required by the WTVX-TV Documents to be performed or complied with by it on or before the WTVX-TV Closing Date, and (iv) Agent shall have received an Officers' Certificate in form and substance satisfactory to Agent from Borrowers to the effect set forth in clauses (i), (ii) and (iii) above.

                 B. ENVIRONMENTAL AUDIT. On or before the Second Amendment Effective Date, Borrowers shall have delivered copies of any/each environmental audit report delivered in connection with the WTVX-TV Acquisition and all other environmental information and reports received in connection therewith to Lenders, all of the foregoing to be in form and substance satisfactory to Agent and Requisite Lenders.

                 C. FCC CONSENTS. All FCC Consents required for the WTVX-TV Acquisition shall have become a Final Order. In addition, Agent shall be satisfied with the form and substance of the FCC's approval of the WTVX-TV Acquisition and the transactions contemplated thereby.

                 D. WTVX-TV ACQUISITIONS; WTVX-TV LMA. On or before the WTVX-TV Closing Date, each of the parties to the WTVX-TV Acquisition, WTVX Loan and the WTVX-TV LMA shall deliver to Agent a certificate stating that (i) the WTVX-TV Acquisition, WTVX-TV Loan and the WTVX-TV LMA has been duly approved, (ii) all action necessary by it to consummate the WTVX-TV Acquisition, WTVX Loan and the WTVX-TV LMA has been taken (other than the payment of the purchase price and the conveyance of the appropriate assets) and (iii) each such party delivering such certificate will proceed to consummate the WTVX-TV Acquisition, WTVX Loan and the WTVX-TV LMA immediately upon the making of the Loans on the WTVX-TV Closing Date. The WTVX-TV Acquisition, WTVX Loan and WTVX-TV LMA shall become effective in accordance with the WTVX-TV Documents without any material variation therefrom, except as disclosed to Lenders and consented to in writing by Agent.

                 E. H.S.R. COMPLIANCE. On or before the WTVX-TV Closing Date, Agent shall have received a certificate from Borrowers that (i) the waiting period for the Notification and Report Form filed under the Hart-Scott-Rodin Antitrust Improvements Act of 1976 with the Federal Trade Commission and the Antitrust Division of the Department of Justice in connection with the WTVX-TV Acquisition shall have expired without the institution or threat of any action (or the early termination of such waiting period shall have been granted) with respect to the consummation of the WTVX-TV Acquisition or the transactions contemplated thereby or (ii) that Borrowers have been advised by their counsel (satisfactory to the Agent) that no such filing is necessary.

                 F. WTVX-TV ACQUISITION ASSETS AND LIABILITIES. As of the WTVX-TV Closing Date, the assets acquired pursuant to the consummation of WTVX-TV Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances and Liens created pursuant to the Security Documents) and (i) all acquired assets and liabilities assumed by the Credit Parties pursuant to the WTVX-TV Acquisition and WTVX-TV LMA and (ii) the projected Combined Operating Cash Flow resulting from the WTVX-TV LMA, in each case, shall be acceptable to Agent.

                 G. DELIVERY OF COMPLIANCE CERTIFICATE. Borrowers shall have delivered to Agent a Compliance Certificate, substantially in the form of Exhibit IV hereof, dated as of the WTVX-TV Closing Date and calculated to give effect to the transactions consummated as of such date, demonstrating compliance with the covenants set forth herein as of such date.

                 H.       DELIVERY OF WTVX-TV DOCUMENTS OPINIONS OF COUNSEL.
         On or before the WTVX-TV Closing Date, the Borrowers shall obtain and deliver to the Agent, Lenders and their counsel originally executed copies of the favorable written opinions of each of the counsel referred to in the WTVX-TV Documents, in form and substance satisfactory to Agent and its counsel, dated as of the WTVX-TV Closing Date, as to the matters specified in such agreements, and each such opinion of counsel shall state that Agent and Lenders are entitled to rely thereon.

                 I. DELIVERY OF MORTGAGES; MORTGAGE POLICIES. Agent shall have received from Ft. Pierce-34, Whitehead and WTVX-TV Co., as appropriate (A) fully executed and acknowledged Mortgages, which Mortgages shall cover the real property included in the WTVX-TV Collateral (each a "MORTGAGED PROPERTY" and collectively the "MORTGAGED PROPERTIES") sufficient to create a valid and enforceable lien, (B) if any Real Estate Lease included in the Mortgaged Properties is not currently of record in the name of the applicable mortgagor (by recordation of the lease itself or a memorandum thereof), a memorandum for each such lease and a schedule of the lessor and lessee thereunder in form and substance satisfactory to Agent (each a "MEMORANDUM OF LEASE"), (C) a Landlord Consent Letter with respect to each Mortgage on a Real Estate Lease in form and substance satisfactory to Agent and (D) an ALTA lender's title insurance policy or other form of policy satisfactory to Agent ("LENDER'S POLICY") issued by a company or companies satisfactory to Agent, in an amount satisfactory to Agent, with all premiums paid thereon, and which shall insure that (i) all of the obligations of Whitehead and WTVX-TV Co. in respect of the WTVX-TV Documents (the "WHITEHEAD OBLIGATIONS") and the Obligations are secured by a valid first Lien on the Mortgaged Properties subject only to the title exceptions approved by Agent, and (ii) mortgagors are current in the payment of all applicable state and local taxes, charges and assessments affecting the Mortgaged Properties. The Lender's Policy shall contain, to the extent available, (1) a comprehensive lender's endorsement, (2) a broad form zoning endorsement, including parking,
         (3) a survey accuracy endorsement, (4) a usury endorsement, (5) appropriate encroachment endorsements, (6) a tie-in endorsement, and
         (7) such other endorsements as Agent deems necessary or advisable. No title indemnities shall be established in connection with the issuance of the Lender's Policy.

                 J. SECURITY INTERESTS. Each of Ft. Pierce-34, Whitehead and WTVX-TV Co. shall have taken or caused to be taken (and Agent shall have received satisfactory evidence thereof) such actions in such a manner so that Ft. Pierce-34 and Agent as assignee have a valid and perfected first priority security interest (subject to the Liens permitted hereunder) as of the WTVX-TV Closing Date in the entire Collateral (including the WTVX-TV Collateral) as of such date. Such actions shall include, without limitation, (i) delivery to Agent of the promissory note evidencing the Whitehead Obligations

         (properly assigned and endorsed to Agent on behalf of Lenders) and of certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the capital stock of WTVX-TV Co. pledged pursuant to the WTVX-TV Collateral Documents and delivery to Agent of all other instruments (duly endorsed where appropriate) evidencing such WTVX-TV Collateral, (ii) filing of Uniform Commercial Code financing statements, as to such Collateral for all jurisdictions as may be necessary or desirable to perfect Ft. Pierce-34's and Agent's, on behalf of Lenders, as the case may be, security interests in such Collateral and (iii) delivery of all other evidence reasonably satisfactory to Agent that all other filings, recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Ft. Pierce-34 and Agent, on behalf of Lenders, shall have been made. Without limiting the foregoing, all actions necessary to assign the WTVX-TV Documents to Agent on behalf of Lenders shall have been taken, including without limitation, the recording or filing, as the case may be, of the WTVX-TV Collateral Documents expressly noting Agent as the assignee of Ft. Pierce-34.

                 K. COMPLETION OF PROCEEDINGS. All corporate, partnership and other proceedings taken or to be taken in connection with the transactions contemplated hereby as of the WTVX-TV Closing Date and all documents incidental thereto not previously found acceptable by Agent and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and its counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request."

         B. MIAMI-35 AND TAMPA-66 CONDITIONS. Subsection 3.5 is hereby deleted in its entirety and the following substituted therefor:

                 "3.5    [Reserved]."

2.4      AMENDMENTS TO SECTION 5: AFFIRMATIVE COVENANTS.

         A. ADDITIONAL BORROWERS AND CREDIT PARTIES. Subsection 5.14 is hereby amended and restated as follows:

         "5.14  ADDITIONAL BORROWERS AND CREDIT PARTIES.

                 In the event that (i) any Proposed Acquisition or Permitted Purchase is to be made by any Subsidiary or Affiliate of Borrowers General Partner or Borrowers Limited Partner and such Subsidiary or Affiliate is not a Credit Party hereunder or under any of the other Loan Documents immediately prior to the consummation of any such transaction, or (ii) Borrowers propose for any other reason to add any Subsidiary or Affiliate thereof as a Credit Party hereunder and such proposal is approved in writing by Requisite Lenders (each such Subsidiary or Affiliate in any case referred to herein as an "ADDITIONAL CREDIT PARTY" and collectively as the "ADDITIONAL
         CREDIT PARTIES"), then, on or before the consummation of any such transaction or addition as a Credit Party hereunder, such Additional Credit Party shall deliver appropriate counterparts and assumptions of each Loan Document to which it is to be a party (depending on its status as a Borrower, Guarantor or other Credit Party hereunder and under the other Loan Documents) and all such documents, opinions of counsel, certificate and instruments as such Additional Credit Party would have been required to deliver pursuant to Section 3 had such Additional Credit Party been a Credit Party hereunder on the Restatement Effective Date and such other documents, certificates, instruments and assurances as are consistent with the provisions of subsection 2.8 and Section 3 in relation to such Additional Credit Party's proposed status hereunder and under the other Loan Documents (including, without limitation, taking into consideration whether the Obligations of such Additional Credit Party are to be of a limited recourse nature or otherwise), all as shall be determined at the time such Additional Credit Party is approved by Requisite Lenders. Upon satisfaction of the foregoing conditions, such Additional Credit Party shall be a Credit Party for all purposes hereunder and under the other Loan Documents.

         B. SCHEDULE SUPPLEMENTS. A new subsection 5.15 is hereby added to the Credit Agreement as follows:

         "5.15  SCHEDULE SUPPLEMENTS.

                 Each of the Schedules referred to in subsection 4.1 shall be automatically amended from time to time upon written notice by Borrowers to Agent and Lenders to reflect additional information described in such notice under this Agreement including, without limitation, the addition (or deletion) of any Subsidiaries, Broadcast Stations, FCC Licenses or LMA Agreements resulting from a Permitted Purchase or any other transaction permitted hereunder, and any modifications resulting from the renewal or additional grant of any FCC Licenses or LMA Agreements. Without limiting the foregoing, on the request of Agent or any Lender (in the event that such information is not otherwise delivered by Borrowers to Agent or Lenders pursuant to this Agreement), Borrowers will supplement each Schedule hereto, or representation herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided, that such supplement to such Schedule or representation shall not be deemed an amendment thereof if such amendment would require the consent of Requisite Lenders under the terms of this Agreement, unless expressly consented to in writing by Requisite Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by Lenders of any Event of Default or Potential Event of Default disclosed therein."

2.5      AMENDMENTS TO SECTION 6: NEGATIVE COVENANTS.

         A. INVESTMENTS. A new subsection 6.3(ix) is hereby added to the Credit Agreement (and the corresponding grammatical corrections to subsection
6.3 are hereby made) as follows:

                 "(ix)   Ft. Pierce-34 may make and maintain Investments
         evidenced by the WTVX-TV Documents."

         B. FINANCIAL RATIOS. Subsections 6.6A, B and C are hereby amended and restated as follows:

                 "A.     TOTAL DEBT TO CASH FLOW.  Borrowers will not permit
         the ratio of (y) Combined Total Debt as of the last day of each calendar quarter occurring during the period set forth below to (z) Combined Operating Cash Flow for the four calendar quarter period ending as of the last day of each such calendar quarter to be greater than the correlative ratio indicated:


                                                                         Total Debt
                 Period Ended                                         to Cash Flow Ratio
         Second Amendment Effective Date -
         December 31, 1995                                               6.00:1.00

         January 1, 1996 - March 31, 1996                                5.75:1.00

         April 1, 1996 - June 30, 1996                                   5.50:1.00
         July 1, 1996 - September 30, 1996                               5.00:1.00

         October 1, 1996 - December 31, 1996                             4.25:1.00

         January 1, 1997 and thereafter                                  3.75:1.00

                 B. CASH INTEREST COVERAGE. Borrowers will not permit the ratio of (y) Combined Operating Cash Flow to (z) Combined Cash Interest Expense for the four quarter period ending on the last day of each calendar quarter occurring during the periods specified below, to be less than the correlative ratio indicated:

                                                                          Cash Interest
                                     Period                               Coverage Ratio
                 Second Amendment Effective Date -
                 March 31, 1996                                           1.75:1.00

                 April 1, 1996 - September 30, 1996                       2.00:1.00

                 October 1, 1996 - December 31, 1996                      2.25:1.00
                 January 1, 1997 and thereafter                           2.50:1.00


                 C. TOTAL DEBT SERVICE COVERAGE. Borrowers will not permit the ratio of (y) Combined Operating Cash Flow to (z) Combined Debt Service for the four quarter period ending on the last day of each calendar quarter occurring during the periods specified below to be less than the correlative amount indicated:


                                                                          Total Debt
                                      Period                               Service
                                                                        Coverage Ratio
                 Second Amendment Effective Date -
                 June 30, 1995                                             1.75:1.00

                 July 1, 1995 - September 30, 1995                         1.35:1.00

                 October 1, 1995 - December 31, 1995                       1.25:1.00

                 January 1, 1996 - June 30, 1996                           1.15:1.00
                 July 1, 1996 - September 30, 1996                         1.20:1.00

                 October 1, 1996 - December 31, 1996                       1.30:1.00
                                                                                               "
                 January 1, 1997 and thereafter                            1.40:1.00

         C. OPERATING CASH FLOW. Subsection 6.6E is hereby amended and restated as follows:

                 "E.     OPERATING CASH FLOW.  Borrowers will not permit
         Combined Operating Cash Flow for the four calendar quarter period ending as of the last day of each calendar quarter occurring during the periods specified below to be less than the correlative applicable amount indicated (depending upon whether the WTVX-TV Closing Date shall have occurred as of such date of determination):

                  Period Ended                             Operating                    Operating
                                                           Cash Flow                Cash Flow On And
                                                        Prior To WTVX-TV              After WTVX-TV
                                                          Closing Date                Closing Date
Second Amendment Effective Date -
March 31, 1995                                             $13,181,000                  $14,538,000

April 1, 1995 - June 30, 1995                              $14,628,000                  $16,166,000

July 1, 1995 - September 30, 1995                          $14,690,000                  $16,355,000
October 1, 1995 - December 31, 1995                        $18,106,000                  $19,858,000

January 1, 1996 - March 31, 1996                           $18,149,000                  $19,949,000

April 1, 1996 - June 30, 1996                              $21,279,000                  $23,143,000

July 1, 1996 - September 30, 1996                          $21,342,000                  $23,277,000
October 1, 1996 - September 30, 1997                       $24,532,000                  $26,565,000

October 1, 1997 - September 30, 1998                       $29,877,000                  $32,210,000

October 1, 1998 and thereafter                             $32,050,000                  $34,604,000

         ; provided, however, that the required amount of Combined Operating Cash Flow specified in either case above in order to satisfy this subsection 6.6E as of any date of determination shall be increased by an amount equal to 70% of the aggregate Projected Acquisition Cash Flow for all Permitted Acquisitions.

         D. COMBINED CAPITAL EXPENDITURES. Subsection 6.8 is hereby amended and restated as follows:

         "6.8   COMBINED CAPITAL EXPENDITURES

                 Borrowers will not and will not permit their respective Subsidiaries to incur Combined Capital Expenditures in any fiscal year (excluding, for purposes of this subsection 6.8, expenditures of proceeds of casualty insurance policies reasonably and promptly applied to replace insured assets) if, after giving effect to the incurrence thereof, either (A) the aggregate amount of Combined Capital Expenditures actually made for such fiscal year exceeds the sum of (x) the aggregate amount permitted for such year as set forth in the table below plus (y) for any fiscal year, the amount (the "CAPEX CARRYFORWARD AMOUNT"), which shall not exceed $4,000,000 for any fiscal year, equal to the excess, if any, of the amount of permitted Combined Capital Expenditures for the previous fiscal year (as adjusted for any Capex Carryforward Amount for such previous fiscal year) over the actual amount of Combined Capital Expenditures incurred for such previous fiscal year, or (B) the amount of Combined Capital Expenditures made during such fiscal year by any of (i) the Owned Radio Stations and LMA Radio Stations, (ii) Tampa LP with respect to Owned Radio Station WEZY (in addition to the amount of Combined Capital Expenditures permitted under clause (B)(i) of this subsection 6.8(B)) and (iii) West Palm Beach-25, exceeds by more than $200,000 the sum of (x) the amount specified with respect to each such Borrower or asset group set forth in the table below plus (y) the portion of the Capex Carryforward Amount relating to such Borrower or such asset group for such year, but subject, in any event, to the aggregate limitation on Combined Capital Expenditures for such year set forth in clause (A) above:



                                                                              1996 and
                                                        1995                 Thereafter
         Radio Stations (general)                     $  800,000               $1,000,000

         Radio Networks (general)                        800,000                  400,000

         Television Stations (general)                       N/A                  750,000
         WEZY-FM (Const.)                             1,900,000*                      N/A

         WTVX-TV                                      2,700,000*                      N/A

         WPBF-TV                                         500,000                      N/A

         WWZN-AM                                        250,000*                      N/A
         WNZE-AM                                        350,000*                      N/A

                          Total:                      $7,300,000               $2,150,000


         ; provided however that notwithstanding the foregoing, for the purposes of calculating Combined Capital Expenditures under this Agreement (other than for purposes of this subsection 6.8), there shall be excluded the amount of Combined Capital Expenditures which are identified with an asterisk in the table above (the "APPROVED CAPITAL EXPENDITURES")."

2.6      AMENDMENTS TO SECTION 7: EVENTS OF DEFAULT.

         Clause (vii) of subsection 7.16 is hereby deleted and a new clause
(vii) and (viii) are hereby added thereto as follows:

                 "or (vii) Paxson and the Permitted Transferees shall fail (for any reason) to (A) own, directly or indirectly, at least 35% (on a fully diluted basis) of the issued and outstanding capital stock of Holdings, or (B) have voting control, directly or indirectly, equal to 51% (on a fully diluted basis) of the issued and outstanding capital stock of Holdings entitled to vote in the election of the board of directors of Holdings; or (viii) a Succession Event."

2.7      AMENDMENTS TO SCHEDULES.

         Schedule 6.8 is hereby deleted in its entirety and all other Schedules to the Credit Agreement are hereby restated in the form of the Schedules delivered pursuant to Section 5 of this Amendment.


                                   SECTION 3.
                           ASSIGNMENT AND ASSUMPTION


3.1      BORROWERS.

         Each Released Borrower hereby assigns to each Existing Borrower other than the Released Borrowers (collectively, the "CONTINUING BORROWERS") and each New Borrower all of its rights and Obligations with respect to the Commitments, Loans, the Loan Documents and the Obligations. All rights so assigned shall be assigned as of the Second Amendment Effective Date. Each Continuing Borrower and each New Borrower hereby agrees to assume, as of Second Amendment Effective Date, all rights and Obligations with respect to the Commitments, the Loans and the Loan Documents, fees and other amounts payable under the Credit Agreement and the other Loan Documents and acknowledges and agrees that it shall be deemed a Borrower for all purposes under the Credit Agreement and the other Loan Documents. Each Continuing Borrower and each New Borrower agrees that the execution and delivery of the New Borrower Counterparts shall conclusively evidence the assumption of such Obligations.

3.2      GUARANTORS.

         Each Released Guarantor hereby assigns to each License Subsidiary other than the Released Guarantors (collectively, the "CONTINUING
GUARANTORS") and the New Guarantor all of its rights and Obligations with respect to the License Subsidiary Guaranty, License Subsidiary Security Agreement, each other Loan Document to which it is a party and the Obligations. All rights so assigned shall be assigned as of the Second Amendment Effective Date. Each Continuing Guarantor and New Guarantor hereby agrees to assume, as of Second Amendment Effective Date, all rights and Obligations with respect to the License Subsidiary Guaranty, License Subsidiary Security Agreement and each such other Loan Document and acknowledges and agrees that it shall be deemed a Guarantor for all purposes under the Credit Agreement and the other Loan Documents. Each Continuing Guarantor and New Guarantor agrees that the execution and delivery of the New Guarantor Counterparts shall conclusively evidence the assumption of such Obligations.

                                   SECTION 4.
                          NETWORK HOLDINGS OBLIGATIONS


         Upon the Second Amendment Effective Date, (i) the Network Holdings Guaranty and Network Holdings Pledge Agreement shall be terminated, (ii) all of the Obligations of Network Holdings under the Network Holdings Guaranty and the Network Holdings Pledge Agreement shall be subsumed and superseded by its Obligations as a "Borrower" under the Credit Agreement and the other Loan Documents to which it shall become a party as of such date, and (iii) the security interests granted pursuant to the Networks Holdings Pledge Agreement shall be continued and expanded under and pursuant to the Borrower Security Agreement, all of the foregoing to be effected and evidenced by the execution and delivery of the New Borrower Counterparts.


                                   SECTION 5.
                          CONDITIONS TO EFFECTIVENESS

         Sections 1, 2, 3 and 4 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SECOND AMENDMENT EFFECTIVE DATE"; the terms "Borrower" and "Credit Party" as used in this Section 5 shall, unless otherwise noted, have the meaning assigned such terms in the Credit Agreement as amended hereby):

                 A. DELIVERY OF NEW BORROWER AND NEW GUARANTOR DOCUMENTS. On or before the Second Amendment Effective Date, each of the New Borrowers and the New Guarantor shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

                          (i)     Certified copies of its Articles of
                 Incorporation and Bylaws or its Partnership Agreement, as the case may be, together with a good standing certificate from the Secretary of State of the state of its organization (other than for states which as a matter of law, do not have good standing certificates for partnerships) and each other state in which it is qualified as a foreign corporation or partnership to do business, in each case to be dated a recent date prior to the Second Amendment Effective Date;

                          (ii) Resolutions of its Board of Directors or its Managing General Partner, as the case may be, approving and authorizing or ratifying, as the case may be, the execution, delivery and performance of the Credit Agreement and the other Loan Documents to which it is a party, and the issuance and payment of its Notes (in the case of the New Borrowers), each in form and substance satisfactory to Agent and its counsel, certified as of the Second Amendment Effective Date by an appropriate officer as being in full force and effect without modification or amendment;

                          (iii) Signature and incumbency certificates of its officers executing the Loan Documents to which it is a party; and

                          (iv) Executed originals of the New Borrower Counterparts, New Guarantor Counterparts and the other Loan Documents to which it is a party.

                 B.       DELIVERY OF MORTGAGES; MORTGAGE POLICIES.  Subject to
         Section 1 of this Amendment, Agent shall have received from each New Borrower and the New Guarantor as appropriate (A) fully executed and acknowledged Mortgages, which Mortgages shall cover the real property and the Real Estate Leases owned or leased by each of the New Borrowers and the New Guarantor (each a "MORTGAGED PROPERTY" and collectively the "MORTGAGED PROPERTIES") sufficient to create a valid and enforceable lien, (B) if any Real Estate Lease included in the Mortgaged Properties is not currently of record in the name of the applicable mortgagor (by recordation of the lease itself or a memorandum thereof), a memorandum for each such lease and a schedule of the lessor and lessee thereunder in form and substance satisfactory to Agent (each a "MEMORANDUM OF LEASE"), (C) a Landlord Consent
         Letter with respect to each Mortgage on a Real Estate Lease in form and substance satisfactory to Agent and (D) an ALTA lender's title insurance policy or other form of policy satisfactory to Agent ("LENDER'S POLICY") issued by a company or companies satisfactory to Agent, in an amount satisfactory to Agent, with all premiums paid thereon, and which shall insure that (i) the Obligations are secured by a valid first Lien on the Mortgaged Properties subject only to the title exceptions approved by Agent, and (ii) mortgagors are current in the payment of all applicable state and local taxes, charges and assessments affecting the Mortgaged Properties. The Lender's Policy shall contain, to the extent available, (1) a comprehensive lender's endorsement, (2) a broad form zoning endorsement, including parking,
         (3) a survey accuracy endorsement, (4) a usury endorsement, (5) appropriate encroachment endorsements, (6) a tie-in endorsement, and
         (7) such other endorsements as Agent deems necessary or advisable. No title indemnities shall be established in connection with the issuance of the Lender's Policy. Without limiting the foregoing, Agent shall have received from each Credit Party, as appropriate, fully executed and acknowledged amendments, supplements and endorsements, if any, to each of the Mortgages, Mortgage Policies and Consent Letters previously delivered under the Credit Agreement, in each case in form and substance satisfactory to Agent and its counsel, as are necessary or advisable to ensure the continued validity of such documents with respect to the Obligations as amended hereby.

                 C. SECURITY INTERESTS. Subject to Section 1 of this Amendment, each New Borrower and the New Guarantor shall have taken or caused to be taken (and Agent shall have received satisfactory evidence thereof) such actions in such a manner so that Agent has a valid and perfected first priority security interest (subject to the Liens permitted hereunder) as of the Second Amendment Effective Date in the entire Collateral as of such date. Such actions shall include, without limitation, (i) delivery to Agent of certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the capital stock of each of the New Borrowers and the New Guarantor pledged pursuant to the Security Documents and delivery to Agent of all other instruments (duly endorsed where appropriate) evidencing such Collateral, (ii) filing of Uniform Commercial Code financing statements, as to such Collateral for all jurisdictions as may be necessary or desirable to perfect Agent's, on behalf of Lenders, security interests in such Collateral and (iii) delivery of all other evidence reasonably satisfactory to Agent that all other filings, recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent, on behalf of Lenders, shall have been made.

                 D. SCHEDULES TO LOAN DOCUMENTS. Borrowers shall have delivered an Officer's Certificate setting forth amendments to each of the Schedules to the Credit Agreement and the other Loan Documents, including, without limitation, the Security Agreements, setting forth the information necessary to make such Schedules true, correct and complete in all material respects as of the Second Amendment Effective Date, and such revised schedules shall be in form and substance satisfactory to Agent.

                 E. DELIVERY OF COMPLIANCE CERTIFICATE. Borrowers shall have delivered to Agent a Compliance Certificate, substantially in the form of Exhibit IV to the Credit Agreement, dated as of the Second Amendment Effective Date and calculated to give effect to the transactions consummated as of such date and contemplated hereby (including, without limitation, the release of certain Borrowers and Guarantors hereunder and the amendments to the covenants effected hereby), demonstrating compliance with the covenants set forth in the Credit Agreement as amended hereby as of the Second Amendment Effective Date.

                 F. DELIVERY OF FINANCIAL CONDITION CERTIFICATE. Each Borrower shall have delivered a Financial Condition Certificate, substantially in the form annexed hereto as Amendment Exhibit F with appropriate attachments, demonstrating that after giving effect to the consummation of the transactions on the Second Amendment Effective Date (including incurrence of the Obligations) each such Borrower is Solvent, all in form and substance satisfactory to Agent.

                 G. COOKEVILLE APPLICATION. Cookeville shall have filed the Cookeville Application with the FCC, all in form and substance satisfactory to Agent.

                 H. RADIO NETWORKS. Agents shall be satisfied that all of the rights and assets related to the Alabama Radio Network, Florida Radio Network, Penn State Sports Network, South Carolina Radio Network, Tennessee Radio Network, University of Florida Sports Network and Virginia Tech Sports Network are held and owned by Florida Radio Network and/or Network Holdings.

                 I. REAL ESTATE LEASES. Agent shall have received copies of the Real Estate Leases for any New Guarantors and any amendments thereto and Agent shall be satisfied with the form and substance of such Real Estate Leases.

                 J. EVIDENCE OF INSURANCE. Agent shall have received an Officer's Certificate of Borrowers setting forth a schedule of insurance with respect to each of the insurance policies required pursuant to subsection 5.4 hereof, and Agent shall be satisfied with the nature and scope of these insurance policies and each such insurance policy shall name Agent on behalf of Lenders as loss payee.

                 K. INFORMATION. Agent shall have received (i) Combined and Combining balance sheets of each Borrower and their respective Subsidiaries and of the Combined Borrowers, in each case, to the year ended December 31, 1994, and the related Combined statements of income, partners' capital accounts, shareholders' equity and cash flows of such Borrowers, and their respective Subsidiaries and Combined Borrowers for such fiscal year, which financial statements shall be accompanied by, among other things, a statement of operating income for each Broadcast Station as of such year end and setting forth in comparative form the corresponding consolidated, consolidating and Combined, as the case may be, figures for each such Person for the previous fiscal year, all in reasonable detail and (a) accompanied by a report thereon of Price Waterhouse, which report shall contain no qualifications with respect to the continuance of each such Person as going concerns and shall state that such financial statements present fairly the financial position of each such Person as at the dates indicated and the statements of income and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards without any limitations being imposed on the scope of such examination and (b) certified by the chief financial officer of Borrowers that they fairly present the financial condition and results of operations of each such Person, as at the dates and for the periods indicated and (ii) copies of the information described in subsection 5.1(i) for each Borrower, and their respective Subsidiaries for the most recent periods ended on or prior to the Second Amendment Effective Date, and all such information shall be in form and substance satisfactory to Agent.

                 L. FCC LICENSES. Each of the FCC Licenses shall be in full force and effect.

                 M. OPINIONS OF CREDIT PARTIES' COUNSEL. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions, dated as of the Second Amendment Effective Date, of (i) Anthony L. Morrison, general counsel of the Credit Parties, in form and substance satisfactory to Agent and its counsel and setting forth substantially the matters in the opinions delivered by such counsel pursuant to subsection 3.1 of the Credit Agreement (as they would apply to the documents delivered hereunder and the transactions consummated by this Second Amendment and contemplated hereby (collectively, the "SECOND AMENDMENT

         TRANSACTIONS") if such documents were delivered and such transactions were consummated as of the Restatement Effective Date) and, as to such other matters as Agent may reasonably request, (ii) Holland & Knight, special counsel for the Credit Parties, in form and substance satisfactory to Agent and Requisite Lenders, setting forth substantially the matters in the opinions delivered by such counsel pursuant to subsection 3.1 of the Credit Agreement (as they would apply to the Second Amendment Transactions if such documents were delivered and such transactions were consummated as of the Restatement Effective Date), and (iii) Dow Lohnes & Albertson, special counsel for the Credit Parties as to the communications matters set forth in the opinions delivered by such counsel pursuant to subsection 3.1 of the Credit Agreement (as they would apply to the Second Amendment Transactions if such documents were delivered and such transactions were consummated as of the Restatement Effective Date) and as to such other matters as Agent may reasonably request all in form and substance satisfactory to Agent and its counsel. Each Credit Party hereby directs each such counsel to deliver such opinions.

                 N. NO ACTION OR INJUNCTION. No litigation, inquiry or other action and no injunction or restraining order shall be pending or threatened with respect to the making of the Loans hereunder or the transactions contemplated hereby.

                 O. NO EVENT OF DEFAULT, ETC. As of the Second Amendment Effective Date, (i) no Event of Default or Potential Event of Default under the Credit Agreement as in effect as of such date and as amended hereby shall have occurred and be continuing or would result from the Second Amendment Transactions, (ii) the representations and warranties set forth in the Credit Agreement and this Amendment shall be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, (iii) each Credit Party shall have performed in all material respects all agreements which this Amendment and the Credit Agreement as amended hereby provides shall be performed on or before the Second Amendment Effective Date (except as otherwise disclosed to and agreed to in writing by Agent), and (iv) Agent shall have received an Officers' Certificate from each Credit Party to such effect in form and substance satisfactory to Agent.

                 P. FEES AND EXPENSES. Borrowers shall have (i) paid to Agent for distribution to Lenders in accordance with their Pro Rata Shares an amendment fee equal to $187,500 and (ii) shall have reimbursed Agent for its costs, fees and expenses (including legal fees) as described in subsection 9.3, incurred through the Second Amendment Effective Date.

                 Q. COMPLETION OF PROCEEDINGS. All corporate, partnership and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and its counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

                                   SECTION 6.
                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment, each Existing Borrower, New Borrower, New Guarantor, each other Credit Party and Holdings represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by this Amendment, each of the following is true and correct:

                 (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

                 (b) the representations and warranties of such Person contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and as of the Second Amendment Effective Date to the same extent as though made on and as of the date hereof and as of the Second Amendment Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

                 (c) such Person has performed all agreements on its part to be performed prior to the date hereof as set forth in the Credit Agreement and the other Loan Documents;

                 (d) such Person has all requisite corporate or partnership power and authority, as the case may be, to enter into this Amendment and to carry out the Second Amendment Transactions to the extent such Person is a party to such transactions including, without limitation, the execution and delivery of the Related Documents and Loan Documents required hereunder (collectively, the "SECOND AMENDMENT DOCUMENTS") and the performance of its obligations hereunder and under the Credit Agreement and the other Loan Documents (as currently in effect and as amended hereby);

                 (e) the execution of this Amendment and the Second Amendment Documents and the consummation and performance of the Second Amendment Transactions have been duly authorized by all necessary corporate or partnership action, as the case may be, on the part of each such Person required to approve the same; and

                 (f) the execution and delivery by each such Person of this Amendment and the Second Amendment Documents and consummation and performance of the Second Amendment Transactions do not and will not
         (i) violate any provision of any law or any governmental rule or regulation applicable to any such Person, or any of their respective Subsidiaries, the Articles or Certificate of Incorporation, By-Laws or Partnership Agreement, as the case may be, of any such Person, or any of their respective Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on any such Person, or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any

         Contractual Obligation of any such Person, or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party, or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any such Person or any of their respective Subsidiaries which has not been obtained and is in full force and effect.


                                   SECTION 7.
                          ACKNOWLEDGEMENT AND CONSENT

         Each Guarantor acknowledges and agrees that (i) the Holdings Guaranty, Network Holdings Guaranty, Partners Guaranty, or License Subsidiaries Guaranty, as the case may be, the Security Agreements and each other Loan Document to which it is a party or otherwise bound shall continue in full force and effect and (ii) all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution or effectiveness of this Amendment; provided that the foregoing shall not in any manner limit the release of the Released Guarantors and the termination of the Network Holdings Guaranty and the Network Holdings Pledge Agreement, all as set forth herein as of the Second Amendment Effective Date.

         Each such Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of any such Guarantor to any future amendments to the Credit Agreement.


                                   SECTION 8.
                                 MISCELLANEOUS

8.1      REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN
         DOCUMENTS.

         A. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder",
"hereof", "herein" or words of like import referring to the Credit
Agreement, and, each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

         B. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         C. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement, any Guaranty, the Security Agreements or any of the other Loan Documents.

8.2      FEES AND EXPENSES.

         Borrowers acknowledge that all costs, fees and expenses as described in subsection 9.3 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

8.3      EXECUTION IN COUNTERPARTS; EFFECTIVENESS.

         This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. This Amendment (other than the provisions of Sections 1, 2, 3 and 4 hereof) shall become effective upon the execution of a counterpart hereof by all Lenders and each of the other parties hereto and receipt by Borrowers and Agent of written or telephonic notification of such execution and authorization of delivery thereof. Agent shall notify each Lender of the date which is the Second Amendment Effective Date in accordance with Section 5 hereof.

8.4      HEADINGS.

         Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

8.5      APPLICABLE LAW.

         THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written by their respective officers thereunto duly authorized.

                          CONTINUING BORROWERS:

                          PAXSON BROADCASTING OF JACKSONVILLE,
                            LIMITED PARTNERSHIP
                          PAXSON BROADCASTING OF MIAMI,
                            LIMITED PARTNERSHIP
                          PAXSON BROADCASTING OF ORLANDO,
                            LIMITED PARTNERSHIP
                          PAXSON BROADCASTING OF TAMPA,
                            LIMITED PARTNERSHIP

                          By:     PAXSON COMMUNICATIONS OF FLORIDA, INC.,
                                  a Florida corporation, as Managing General
                                  Partner


                                  By:      /s/ Arthur Tek
                                           ---------------------------------
                                           Arthur Tek
                                           Treasurer


                          PAXSON COMMUNICATIONS OF WEST PALM
                            BEACH-25, INC.


                          By:     /s/ Arthur Tek
                                  ------------------------------------------
                                  Arthur Tek
                                  Treasurer

                          RELEASED BORROWERS:

                          PAXSON COMMUNICATIONS OF ATLANTA-14, INC.
                          PAXSON COMMUNICATIONS OF MIAMI-35, INC.
                          PAXSON COMMUNICATIONS OF TAMPA-66, INC., each a Florida corporation


                          By:     /s/ Arthur Tek
                                  --------------------------------
                                  Arthur Tek
                                  Treasurer


                          NOTICE ADDRESS:

                          c/o Paxson Communications Corp.
                          18401 U.S. Highway 19 North
                          Clearwater, Florida  34624
                          Attention:  Lowell W. Paxson



                          NEW BORROWERS:

                          PAXSON COMMUNICATIONS OF COOKEVILLE,
                            INC.
                          PAXSON COMMUNICATIONS OF FT. PIERCE-34,
                            INC.
                          PAXSON COMMUNICATIONS NETWORKS, INC.
                          PAXSON NETWORKS, INC.


                          By:     /s/ Arthur Tek
                                  --------------------------------
                                  Arthur Tek
                                  Treasurer

                          NEW GUARANTOR:

                          PAXSON COOKEVILLE LICENSE INC.


                          By: /s/ Arthur Tek
                              -----------------------------------
                              Arthur Tek
                              Treasurer



                          OTHER CREDIT PARTIES:

                          PAXSON COMMUNICATIONS CORP.
                          PAXSON COMMUNICATIONS OF
                            FLORIDA, INC.
                          PAXSON COMMUNICATIONS LP, INC.
                          PAXSON ATLANTA LICENSE, INC.
                          PAXSON WEST PALM BEACH LICENSE, INC.


                          By: /s/ Arthur Tek
                             -----------------------------------
                              Arthur Tek
                              Treasurer



                          PAXSON JACKSONVILLE LICENSE LIMITED
                            PARTNERSHIP
                          PAXSON ORLANDO LICENSE LIMITED
                            PARTNERSHIP
                          PAXSON MIAMI LICENSE LIMITED
                            PARTNERSHIP
                          PAXSON TAMPA LICENSE LIMITED
                            PARTNERSHIP

                          By:  PAXSON COMMUNICATIONS OF
                               FLORIDA, INC.,
                               as managing general partner


                               By: /s/ Arthur Tek
                                  --------------------------
                                   Arthur Tek
                                   Treasurer

                                           NOTICE ADDRESS:

                                           c/o Paxson Communications Corp.
                                           18401 U.S. Highway 19 North
                                           Clearwater, Florida  34624
                                           Attention:  Lowell W. Paxson

                          LENDERS:

                                   BANQUE PARIBAS,
                                   Individually, and as Agent



                                   By:     Errol Antzis
                                           ------------------------
                                           Errol Antzis
                                           Group Vice President



                                   By:     Nicole Cawley
                                           ------------------------
                                           Name: Nicole Cawley
                                           Title: Vice President

                                   THE DAIWA BANK, LIMITED


                                   By:     Brian M. Smith
                                           ------------------------
                                           Name: Brian M. Smith
                                           Title: Senior Vice President &
                                                  Regional Manager (EAST)

                                   By:     David G. Hume
                                           ------------------------
                                           Name: David G. Hume
                                           Title: General Counsel



                                   FIRST UNION NATIONAL BANK OF
                                     NORTH CAROLINA


                                   By:     Paul Thomason
                                           ------------------------
                                           Name: Paul Thomason
                                           Title: Vice President

                                           BANK OF MONTREAL


                                           By:     Gretchen Shugart
                                                   ------------------------
                                                   Name: Gretchen Shugart
                                                   Title: Director



                                           UNION BANK


                                           By:     Christine P. Ball
                                                   ------------------------
                                                   Name: Christine P. Ball
                                                   Title: Asst. Vice President



                                           BANKERS TRUST COMPANY


                                           By:     Dana Klein
                                                   ------------------------
                                                   Name: Dana Klein
                                                   Title: Vice President



                                           THE FIRST NATIONAL BANK OF BOSTON


                                           By:     Mark S. Denomme
                                                   ------------------------
                                                   Name:
                                                   Title: Vice President



                                           MICHIGAN NATIONAL BANK


                                           By:     Stephane E. Lubin
                                                   ------------------------
                                                   Name: Stephane E. Lubin
                                                   Title: Vice President